UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                   Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of 1934

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [ ]

Check the Appropriate Box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under Section 240.14a-12


                           KNIGHT TRANSPORTATION, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2),
    or Item 22(a)(2) of Schedule 14A
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:      N/A
  (2)  Aggregate number of securities to which transaction applies:         N/A
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which
       the filing fee is calculated and state how it was determined):       N/A
  (4)  Proposed maximum aggregate value of transaction:                     N/A
  (5)  Total Fee paid:                                                      N/A

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount previously paid:                                              N/A
  (2)  Form, Schedule or Registration Statement No.:                        N/A
  (3)  Filing Party:                                                        N/A
  (4)  Date Filed:                                                          N/A

                           KNIGHT TRANSPORTATION, INC.
                             5601 West Buckeye Road
                             Phoenix, Arizona 85043

                              --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 21, 2004

                              --------------------

To our Shareholders:

     You are cordially invited to attend the 2004 Annual Meeting of Shareholders (the "Annual Meeting") of KNIGHT TRANSPORTATION, INC. (the "Company") to be held at 10:00 A.M., Phoenix time, on May 21, 2004, at the Arizona Biltmore, 2400 East Missouri, Phoenix, Arizona 85016. The purposes of the Annual Meeting are to:

     1. Elect three Class III Directors, each director to serve a term of three years; and

     2. Transact such other business as may properly come before the Annual Meeting.

     The Board of Directors has fixed the close of business on March 22, 2004, as the Record Date for determining those shareholders who are entitled to receive notice of and vote at the Annual Meeting or any adjournment of that meeting. Shares of Knight Common Stock can be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. A copy of the Company's 2003 Annual Report to Shareholders, which includes audited consolidated financial statements, is enclosed.

     YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                                             By Order of the Board of Directors,

                                             /s/ Timothy M. Kohl
                                             Timothy M. Kohl,
                                             Secretary
Phoenix, Arizona
April 14, 2004

                                TABLE OF CONTENTS
                                                                                                          Page

GENERAL INFORMATION....................................................................................... 1
   Voting Rights.......................................................................................... 1
   Quorum Requirement..................................................................................... 1
   Required Vote; Cumulative Voting....................................................................... 2
   Right To Attend Annual Meeting; Revocation of Proxy.................................................... 2
   Costs of Solicitation.................................................................................. 2
   Annual Report.......................................................................................... 2
   How To Read this Proxy Statement....................................................................... 2
PROPOSAL NO. 1 - ELECTION OF CLASS III DIRECTORS.......................................................... 3
CONTINUING DIRECTORS...................................................................................... 4
CORPORATE GOVERNANCE...................................................................................... 6
   The Board of Directors and Its Committees.............................................................. 6
     Board of Directors................................................................................... 6
     Committees of the Board of Directors................................................................. 6
       The Audit Committee................................................................................ 7
         Report of the Audit Committee.................................................................... 8
       The Nominating Committee........................................................................... 9
       The Compensation Committee......................................................................... 10
       The Executive Committee............................................................................ 10
     Director Compensation................................................................................ 10
   Executive Officers of the Company...................................................................... 11
   Code of Ethics......................................................................................... 12
   Compliance with Section 16(a) of the Exchange Act...................................................... 12
EXECUTIVE COMPENSATION.................................................................................... 13
   Summary Compensation Table............................................................................. 13
   Options/SAR Grants in Last Fiscal Year................................................................. 14
   Aggregated Options/SAR Exercises in Last Fiscal Year and Fiscal Year-End
     Option/SAR Value Table............................................................................... 15
   Employment Agreements.................................................................................. 15
   Stock Option Plan...................................................................................... 16
   401(k) Plan............................................................................................ 16
   Compensation Committee Interlocks and Insider Participation............................................ 16
   Compensation Committee Report on Executive Compensation................................................ 17
STOCK PERFORMANCE GRAPH................................................................................... 19
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
   AND MANAGEMENT......................................................................................... 20
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................................................ 22
   Lease of Property from Affiliate....................................................................... 22
   Investments in Affiliates.............................................................................. 22
   Other Transactions with Affiliates..................................................................... 23
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS.......................................................... 24
   Change in Independent Public Accountants in 2004....................................................... 24
   Change in Independent Public Accountants in 2002....................................................... 25
   Principal Accounting Fees and Services................................................................. 25
SHAREHOLDER PROPOSALS..................................................................................... 27
OTHER MATTERS............................................................................................. 27

                           KNIGHT TRANSPORTATION, INC.
                             5601 West Buckeye Road
                             Phoenix, Arizona 85043

                              --------------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 21, 2004

                              --------------------

                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies from the shareholders of Knight Transportation, Inc. to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 21, 2004. THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. If not otherwise specified, all proxies received pursuant to this solicitation will be voted (i) FOR the Director Nominees named below; and (ii) with respect to any other matters properly brought before the Annual Meeting, in accordance with the recommendations of the Board of Directors, or, if no recommendations are given, in accordance with the judgment of the proxy holders.

     The Proxy Statement, proxy card, and our Annual Report was first mailed on or about April 14, 2004, to shareholders of record at the close of business on March 22, 2004 (the "Record Date").

     The  terms   "we,"   "our,"   "us"  or  the   "Company"   refer  to  Knight
Transportation, Inc. and its subsidiaries.

Voting Rights

     Only holders of record of our Common Stock, par value $0.01 per share ("Common Stock"), at the close of business on the Record Date are entitled to vote at the Annual Meeting, either in person or by valid proxy. Except in the election of directors, shareholders are entitled to one vote for each share held of record on each matter of business to be considered at the Annual Meeting. In the election of directors, cumulative voting is required by law. See "Required Vote; Cumulative Voting," below. As of the Record Date, there were approximately 37,520,187 shares of our Common Stock issued and outstanding. Votes cast at the Annual Meeting will be tabulated by the Inspector of Elections and the results of all items voted upon will be announced at the Annual Meeting.

Quorum Requirement

     In order to transact business at the Annual Meeting, a quorum must be present. A quorum is present if a majority of the issued and outstanding shares of Common Stock as of the Record Date are represented at the Annual Meeting in person or by proxy. Shares that are entitled to vote but that are not voted at the direction of the holder (called "abstentions") and shares that are not voted by a broker or other record holder due to the absence of instructions from the beneficial owner (called "broker non-votes") will be counted for the purpose of determining whether a quorum is present.

Required Vote; Cumulative Voting

     Election of Directors. Directors are elected by plurality of the votes cast, which means that the director nominees receiving the highest number of votes for their election will be elected as directors. Abstentions and broker non-votes are not counted as votes for the election of any director nominee. Under the Constitution of the State of Arizona, as well as Section 10-728 of the Arizona Revised Statutes, shareholders have cumulative voting rights in electing directors of an Arizona corporation. Cumulative voting means that each shareholder, when electing directors, has the right to cast as many votes in the aggregate as he has voting shares multiplied by the number of directors to be elected. For example, this year three Class III directors will be elected. If a shareholder has 100 shares of Common Stock, the shareholder is entitled to 300 votes and may cast the entire 300 votes for a single director nominee or distribute those votes among the director nominees as the shareholder determines.

     Other Matters. Approval of any other matter submitted to shareholders for consideration and action at the Annual Meeting requires that the number of votes cast for the matter exceeds the number of votes cast against the matter. Abstentions and broker non-votes will be disregarded in determining whether a matter has been approved. In other words, abstentions and broker non-votes will neither be counted as votes for nor as votes against a matter.

Right To Attend Annual Meeting; Revocation of Proxy

     Returning a proxy card now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so. Shareholders who execute and return proxies may revoke them at any time before they are exercised by giving written notice to the Secretary of the Company at our address, by executing a subsequent proxy and delivering it to the Secretary of the Company, or by attending the Annual Meeting and voting in person.

Costs of Solicitation

     We will bear the cost of solicitation of proxies, which we expect to be nominal and will include reimbursements for the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding Common Stock. Proxies will be solicited by mail, and may be solicited personally by directors, officers or our regular employees, who will not receive any additional compensation for any such services.

Annual Report

     The information included in this Proxy Statement should be reviewed in conjunction with the Consolidated Financial Statements, Notes to Consolidated Financial Statements, Independent Public Accountants' Report and other information included in our 2003 Annual Report to Shareholders that was mailed on or about April 14, 2004, together with this Notice of Annual Meeting and Proxy Statement, to all shareholders of record as of the Record Date.

How To Read this Proxy Statement

     Set forth below are the proposals to be considered by shareholders at the Annual Meeting, as well as important information concerning, among other things: our management and our Board of Directors; executive compensation; transactions between the Company and our officers, directors and affiliates; the stock ownership of management and other large shareholders; the services provided to us by and fees of KPMG LLP, our independent accountants for 2003; and how shareholders may make proposals at the Annual Meeting. Each shareholder should read this information before completing and returning the enclosed proxy card.

                PROPOSAL NO. 1. - ELECTION OF CLASS III DIRECTORS

     Our Board of Directors presently consists of ten members. The directors are divided into three classes, with each class serving a three-year term. The shareholders elect approximately one-third of the Board of Directors each year. Three Class III directors will be elected at the Annual Meeting. The term of our Class I directors expires at the 2005 Annual Meeting of Shareholders, and the term of our Class II directors expires at the 2006 Annual Meeting of Shareholders.

     Upon the recommendation of the Nominating Committee, the Board of Directors has nominated Kevin P. Knight, Randy Knight, and Michael Garnreiter for election as Class III directors at the Annual Meeting. Each nominee will be elected to serve until the 2007 Annual Meeting of Shareholders or until his successor shall have been duly elected and qualified or his resignation or removal, whichever occurs first. Keith Knight is not standing for re-election as a Class III director at the Annual Meeting, and we have reduced the size of our entire Board of Directors to nine effective as of the date of the Annual Meeting.

     Each of the director nominees has consented to serve a three-year term. If any of them should become unavailable to serve as a director, the Board of Directors may designate a substitute nominee. In that case, the proxy holders will vote for the substitute nominee designated by the Board.

     Kevin Knight and Keith Knight are brothers and are cousins of Randy Knight and Gary Knight, who also are brothers.

     Information concerning the nominees standing for election as Class III directors follows:

Kevin P. Knight, 47                                          Director Since 1990

     Kevin P. Knight has served as our Chairman of the Board since May 1999, has served as our Chief Executive Officer since 1993, and has been an officer and director of the Company since 1990. From 1975 to 1984 and again from 1986 to 1990, Mr. Knight was employed by Swift Transportation Co., Inc. ("Swift"), a long-haul truckload carrier, where he was an Executive Vice President and President of Cooper Motor Lines, Inc., a Swift subsidiary. Mr. Knight has served on the board of directors of Universal Technical Institute, Inc., a provider of post-secondary education, since February 2004.

Randy Knight, 55                                             Director Since 1989

     Randy Knight has been a director of the Company since its inception in 1989 and is presently a consultant to the Company. Mr. Knight served as an officer of the Company from 1989 until July 31, 1999, when he resigned as an officer of the Company. Mr. Knight served as Chairman of the Board from 1993 to July 1999. From 1985 to the present, Mr. Knight has held a significant ownership interest in and served as Chairman of Total Warehousing, Inc. ("Total Warehousing"), a commercial warehousing and local transportation business located in Phoenix, Arizona. Mr. Knight was employed by Swift or related companies from 1969 to 1985, where he was a Vice President and shareholder.

Michael Garneiter, 55                                        Director Since 2003

     Michael Garnreiter became a director of the Company in September 2003. Since April 2002, Mr. Garnreiter has served as the Executive Vice President, Treasurer, and Chief Financial Officer of Main Street and Main Incorporated ("Main Street"), a publicly-held restaurant operating company. Prior to joining Main Street, Mr. Garnreiter served as a general partner of Arthur Andersen LLP ("Arthur Andersen"). Mr. Garnreiter began his career with Arthur Andersen in 1974 following with a Bachelor of Science degree in accounting from California State University at Long Beach. In 1986, he became the managing partner of Arthur Andersen's Tucson, Arizona office. Mr. Garnreiter is a Certified Public Accountant in California, New Mexico, and Arizona.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES.

                              CONTINUING DIRECTORS

                                Class I Directors

     Set forth below is certain information regarding our current Class I directors who were elected in 2002 for terms expiring at our 2005 Annual Meeting of Shareholders:

Timothy M. Kohl, 56                                          Director Since 2001

     Timothy M. Kohl joined us in 1996. Mr. Kohl was elected to our Board of Directors in May 2001. Mr. Kohl has served as our President since January 2004 and as our Secretary since October 2000. He served as the Chief Financial Officer of the Company from October 2000 to January 2004. Mr. Kohl served as our Vice President of Human Resources from January 1996 through May 1999. From May 1999 through October 2000, Mr. Kohl served as Vice President of our Southeast Region. Prior to his employment with us, Mr. Kohl was employed by Burlington Motor Carriers as Vice President of Human Resources. Prior to his employment with Burlington Motor Carriers, Mr. Kohl served as Vice President of Human Resources for JB Hunt.

Donald A. Bliss, 71                                          Director Since 1995

     Donald A. Bliss has served as a director of the Company since February 1995. Until December 1994, Mr. Bliss was Vice President and Chief Executive Officer of U.S. West Communications, a U.S. West company. Mr. Bliss has also been a Director of Bank of America Arizona since 1988 and was a Director of U.S. West Communications from 1987 to 1994. Mr. Bliss has been a Director of
Continental General since 1990 and a Director of Western-Southern Insurance Company since April 1, 1998. Mr. Bliss is currently the Chairman of the Western Region Advisory Board of AON Risk Services of Arizona, Inc.

Mark Scudder, 41                                             Director Since 1999

     Mark Scudder has served as a director of the Company since November 1999. Mr. Scudder is a principal of Scudder Law Firm, P.C., L.L.O. ("Scudder Law Firm"), in Lincoln, Nebraska and has been involved in the private practice of law since 1988. Mr. Scudder is also a member of the board of directors of Covenant Transport, Inc., a publicly held, long-haul trucking company, and Genesee & Wyoming Inc., a publicly held, international, short-line railroad.

                               Class II Directors

     Set forth below is certain information regarding our current Class II directors who were elected in 2003 for terms expiring at our 2006 Annual Meeting of Shareholders:

Gary J. Knight, 52                                           Director Since 1990

     Gary J. Knight has served as the Vice Chairman of our Board of Directors since January 2004. Mr. Knight served as our President from 1993 to January 2004, and has been an officer and director of the Company since 1990. From 1975 until 1990, Mr. Knight was employed by Swift, where he was an Executive

Vice President.

G.D. Madden, 64                                              Director Since 1997

     G.D. Madden has served as a director of the Company since January 1997. Since 1996, Mr. Madden has been President of Madden Partners, a consulting firm he founded, which specializes in transportation technology and strategic issues. Prior to founding Madden Partners, he was President and Chief Executive Officer of Innovative Computing Corporation, a subsidiary of Westinghouse Electric Corporation. Mr. Madden founded Innovative Computing Corporation ("ICC"), a privately held company, which grew to be the largest supplier of fully integrated management information systems to the trucking industry. Mr. Madden sold ICC to Westinghouse in 1990 and continued to serve as its President and Chief Executive Officer until 1996.

Matt Salmon, 46                                              Director Since 2001

     Matt Salmon was elected to our Board in May 2001. Mr. Salmon is the Executive Vice President of APCO Worldwide, a Washington, D.C. based consulting firm specializing in worldwide strategic communications and public affairs matters with 25 offices around the globe, including Europe and China. As an executive of APCO, Mr. Salmon provides clients with strategic communications and governmental affairs advice. Since 2002, Mr. Salmon has also provided consulting services for Upstream Consulting, a governmental affairs consultant. Prior to joining APCO and Upstream Consulting, Mr. Salmon was a member of the United States House of Representatives from Arizona from 1994 through 1999. Prior to that time, he served four years in the Arizona State Senate and for 13 years as a telecommunications executive with U.S. West Communications. While a member of the United States House of Representatives, Mr. Salmon served on the International Relations Committee and as Chairperson and Founding Member of the House Renewable Energy Caucus.

                              CORPORATE GOVERNANCE

                    The Board of Directors and Its Committees

Board of Directors

     Meetings of the Board of Directors. During the year ended December 31, 2003, our Board of Directors met on five occasions. Each of the directors attended 75% or more of the meetings of the Board of Directors and the meetings held by all of the committees of the Board on which he served, with the exception of Mr. Garnreiter, who was appointed to the Board on September 19, 2003. Mr. Garnreiter attended the sole meeting of the Board of Directors held in 2003 following his appointment. In addition, the Company encourages the members of its Board of Directors to attend its Annual Meetings of Shareholders. All nine of the Company's then-current directors attended the 2003 Annual Meeting of Shareholders.

     Director Independence. The Company's Common Stock is listed on the Nasdaq National Market, and therefore it is subject to the listing standards, including standards relating to corporate governance, embodied in applicable rules promulgated by the National Association of Securities Dealers, Inc. (the "NASD"). Pursuant to NASD Rule 4350(c)(1), the Board of Directors has determined that the following directors and nominees are "independent" under NASD Rule 4200(a)(15): Donald A. Bliss; G.D. Madden; Michael Garnreiter; Matt Salmon; and Mark Scudder. In accordance with NASD Rule 4350(c)(2), the Company's independent directors will hold regularly scheduled meetings, referred to as "executive sessions," at which only the independent directors are present. We anticipate that beginning in 2004 the independent directors will meet in executive session at least twice per year.

     Shareholder Communications. Our Board of Directors provides a process for shareholders to send written communications to the entire Board or individual directors. Information concerning the manner in which shareholders can send communications to the entire Board or individual directors is available on the Company's website, located at http://www.knighttrans.com.

Committees of the Board of Directors

     The Board of Directors has standing Audit, Nominating, Compensation and Executive Committees. The Board does not maintain any other standing committees. The table below sets forth the current membership of each of the standing committees of the Board of Directors.

                                        Audit              Nominating           Compensation           Executive
              Name                    Committee             Committee            Committee            Committee
-------------------------------      ----------            ----------            ----------           ----------
Donald A. Bliss                            X                                                               X
G.D. Madden                                X                    X                     X
Michael Garnreiter                         X
Mark Scudder                                                    X                     X                    X
Matt Salmon                                X
Kevin P. Knight                                                                                            X
Gary J. Knight                                                                                             X
Timothy M. Kohl                                                                                            X

The Audit Committee

     Purpose, Functions, Composition, and Meetings of the Audit Committee. The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work of the independent public accountants engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit or similar services for the Company. The Audit Committee meets with the Company's independent public accountants to discuss the Company's financial statements and matters relating to their independence, as well as to ensure that the scope of their activities has not been restricted and that adequate responses to their recommendations and inquiries have been received. The Audit Committee also periodically meets with management to discuss the Company's financial statements and the adequacy of the Company's internal financial controls. In addition, the Audit Committee reviews and approves transactions between the Company and related parties, in the absence of the appointment of a special committee for that purpose.

     The Audit Committee currently is comprised of Donald A. Bliss, Matt Salmon, G.D. Madden, and Michael Garnreiter. Mr. Bliss serves as the Chairman of the Audit Committee. Each member of the audit committee satisfies the independence and audit committee membership criteria set forth in NASD Rule 4350(d)(2). Specifically, each member of the audit committee:

     o    is independent under NASD Rule 4200(a)(15);

     o meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     o did not participate in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and

     o is able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement.

     The Audit Committee met five times during 2003. Each member of the Audit Committee attended all of the Audit Committee meetings during 2003, with the exception of Mr. Garnreiter, who was appointed to the Audit Committee on November 4, 2003. No meetings of the Audit Committee were held in 2003 following Mr. Garnreiter's appointment.

     Audit Committee Financial Expert. The Board of Directors has determined that at least one "audit committee financial expert," as defined under Item 401(h) of Regulation S-K, currently serves on the Audit Committee. The Board of Directors has identified Michael Garnreiter as an audit committee financial expert. Mr. Garnreiter is independent, as independence for audit committee members is defined under applicable NASD rules.

     Audit Committee Charter. Since 1994, the Audit Committee has operated pursuant to a written charter detailing its powers and duties. In October, 2002, the Audit Committee amended and restated its charter to comply with certain requirements of the Sarbanes-Oxley Act of 2002. A copy the Audit Committee's
Amended and Restated Charter was attached as Exhibit 2 to the Company's definitive proxy statement relating to its 2003 Annual Meeting of Shareholders filed with the Securities and Exchange Commission ("SEC") on April 4, 2003. A copy of the charter is available to shareholders on the Company's website, located at http://www.knighttrans.com.

     Report of the Audit Committee. In performing its duties, the Audit Committee, as required by applicable rules and regulations promulgated by the SEC, issues a report recommending to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K, and certain other matters, including the independence of our outside public accountants. The Report of the Audit Committee is set forth below.

     The Report of the Audit Committee shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference.

                          Report of the Audit Committee

          The Audit Committee oversees the accounting and financial reporting processes of the Company and the audit of the financial statements of the Company. Management of the Company has primary responsibility for the Company's financial statements and the overall reporting process, including maintenance of the Company's system of internal controls. The Company retains independent auditors who are responsible for conducting an independent audit of the Company's financial statements, in accordance with generally accepted auditing standards, and issuing a report thereon.

          In undertaking its responsibilities, the Audit Committee has discussed the Company's financial statements with management and the Company's independent auditors and, in issuing this report, has relied upon the responses and information provided to the Audit Committee by management and the independent auditors.

          For the fiscal year ended December 31, 2003, the Audit Committee has reviewed and discussed the audited financial statements with management and KPMG LLP, the Company's independent auditors. Specifically, the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380, Communication with Audit Committees or Others with Equivalent Authority and Responsibility), which include, among other things:

          o    methods used to account for significant unusual transactions;

          o the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

          o the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and

          o disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements.

          The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees) and discussed with the independent accountants the independent accountants' independence.

          Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

                                        Donald A. Bliss, Chairman
                                        Matt Salmon, Member
                                        G.D. Madden, Member
                                        Michael Garnreiter, Member

                                        February 10, 2004

The Nominating Committee

     Purpose, Composition, and Meetings of the Nominating Committee. In February 2003, the Board of Directors established a Nominating Committee to recommend to the Board potential candidates for election to the Board of Directors for 2004 and thereafter. The original members of the Nominating Committee were Randy Knight and Mark Scudder. During 2003, the Nominating Committee held one telephonic meeting to recommend the appointment of Michael Garnreiter as a director. In February 2004 the Board of Directors appointed G.D. Madden to replace Mr. Knight as a member of the Nominating Committee and to serve as its Chairman. At such time, a written charter for the Nominating Committee was adopted pursuant to which the duties of the Nominating Committee were expanded to include, among other things, making recommendations to the Board concerning an annual self-evaluation process, succession planning, director orientation and training, and other issues related to corporate governance. All current members of the Nominating Committee are independent, as independence for nominating committee members is defined under applicable NASD rules. The Nominating
Committee met in February 2004 and recommended that the Board of Directors nominate Kevin P. Knight, Randy Knight, and Michael Garnreiter for election as Class III directors. Each nominee for election as a director is an executive officer of the Company, standing for reelection, or both.

     Nominating   Committee  Charter.  A  written  charter  for  the  Nominating
Committee was adopted in February 2004. A copy of the charter is available to shareholders on the Company's website, located at http://www.knighttrans.com.

     Process for Identifying and Evaluating Director Nominees. Director nominees are chosen by the entire Board of Directors, after considering the recommendations of the Nominating Committee. As a matter of course, the members of the Nominating Committee review the qualifications of various persons to determine whether they might make candidates for consideration for membership on the Board of Directors. The Nominating Committee also accepts recommendations of director candidates from other outside directors, executive officers of the Company, advisors of the Company, and shareholders. The Nominating Committee will review all candidate recommendations, including those properly submitted by shareholders, in accordance with the mandate contained in its charter. This will include a review of the person's judgment, integrity, experience, independence, knowledge of the Company's industry or other industries related to the Company's business, and such other factors as the Nominating Committee determines are relevant in light of the needs of the Board of Directors and the Company. With regard to specific qualities and skills, the Nominating Committee believes it necessary that: (i) at least a majority of the members of the Board of Directors qualify as "independent" under NASD Rule 4200(a)(15); (ii) at least three members of the Board of Directors satisfy the audit committee membership criteria specified in NASD Rule 4350(d)(2); and (iii) at least one member of the Board of Directors eligible to serve on the Audit Committee has sufficient knowledge, experience, and training concerning accounting and financial matters so as to qualify as an "audit committee financial expert" within the meaning of
Item 401(h) of Regulation S-K. The Company does not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

     Consideration of Director Candidates Recommended by Shareholders. The Nominating Committee will consider director candidates recommended by shareholders, provided that the following procedural requirements are satisfied. Candidate recommendations should be mailed via certified mail, return receipt requested, and addressed to the Nominating Committee, Knight Transportation, Inc., c/o Timothy M. Kohl - Secretary, 5601 West Buckeye Road, Phoenix, Arizona 85043. In order to be considered, a shareholder recommendation must: (i) be received at least 120 days prior to the first anniversary of the date of the proxy statement for the prior year's Annual Meeting (by December 15, 2004 for director candidates to be considered for nomination for election at the 2005 Annual Meeting of Shareholders); (ii) contain sufficient background information, such as a resume and references, to enable the committee to make a proper judgment regarding his or her qualifications; (iii) be accompanied by a signed consent of the proposed nominee to serve as a director if elected, and a representation that such proposed nominee qualifies as "independent" under NASD Rule 4200(a)(15) or, if the proposed nominee does not qualify, a description of the reason(s) he or she is not "independent"; (iv) state the name and address of the person submitting the recommendation and the number of shares of the Company's Common Stock owned of record or beneficially by such person; and (v) if submitted by a beneficial shareholder, be accompanied by evidence that the person making the recommendation beneficially owns shares of the Company's Common Stock.

The Compensation Committee

     The Compensation Committee is comprised of G.D. Madden and Mark Scudder, with Mr. Scudder serving as Chairman. The Compensation Committee reviews all aspects of executive compensation, including salary, bonus, and equity compensation of the Chief Executive officer and other executive officers, and makes recommendations on such matters to the Board of Directors. The
Compensation Committee also administers the Company's stock option plan and reviews and approves stock options granted by the Company to other officers and employees. The Compensation Committee met formally twice in 2003 to make recommendations regarding executive compensation to issue its Report on Executive Compensation for inclusion in the proxy statement relating to the 2003 Annual Meeting of Shareholders. The Compensation Committee, by written action taken without a meeting, also approved stock option grants that the Company proposed to make to certain officers and employees and approved changes in the salary compensation of, and the adoption of a bonus program for, the executive officers of the Company. Additional information concerning the Compensation Committee and Compensation Committee interlocks, as well as the Committee's Report on Executive Compensation, are set forth under "Executive Compensation" below.

The Executive Committee

     The Executive Committee of the Board was established in November 2000. The Executive Committee is authorized to act on behalf of the Board of Directors when the Board of Directors is not in session. The members of the Executive Committee are Kevin P. Knight, Gary J. Knight, Timothy M. Kohl, Donald A. Bliss, and Mark Scudder. The Executive Committee did not meet in 2003.

Director Compensation

     Directors who are not 10% shareholders, officers, or employees of the Company ("Outside Directors") currently receive annual compensation of $6,000, plus a fee of $550 for attendance at each meeting of the Board of Directors, a fee of $350 for attendance of Audit Committee meetings, a fee of $300 for attendance of Compensation Committee meetings, and a fee of $250 for attendance of all other Board committee meetings. We also reimburse directors for travel and other related expenses incurred in attending a meeting. In addition, the Audit Committee Chairman receives an annual fee of $1,500, in addition to other director fees, and the

Compensation Committee Chairman receives an annual fee of $500, in addition to other director fees.

     Outside Directors have the option to accept shares of our Common Stock in lieu of cash compensation and fees for their service on the Board and its committees. If this option is elected, we issue Common Stock on February 15 and August 15 of each year in payment of accrued compensation and fees for the preceding six month periods ending December 31 and June 30, respectively. The number of shares issued is determined by dividing the amount of the accrued compensation and fees by the closing market price of our Common Stock as of the trading day prior to issuance.

     Upon their election or appointment to the Board, Outside Directors also receive an automatic non-qualified stock option grant covering 2,500 shares of Common Stock. The exercise price of these options is 85% of the fair market value on the date of grant. In addition, in 2003 we adopted an annual stock option grant program for Outside Directors. Under this program, Outside Directors receive a non-qualified stock option grant covering 500 shares of Common Stock on June 1 of each calendar year. The exercise price of these options is the fair market value on the date of grant. In connection with this program, Outside Directors who had served on the Board for at least three years as of December 31, 2002, were granted a catch-up, non-qualified stock option for 1,000 shares of Common Stock at an exercise price equal to the fair market value on June 2, 2003, the date of grant. Except for the 1,000 share catch-up option described in the preceding sentence, all non-qualified stock options granted to an Outside Director are forfeitable if the Outside Director resigns within one year of the date of grant.

     Directors who are employees or 10% shareholders of the Company do not receive compensation for Board or committee service. We do, however, reimburse them for travel and other related expenses.

       Executive Officers and Certain Significant Employees of the Company

     The table below sets forth, as of March 31, 2004, certain information regarding our executive officers and Casey Comen, a significant employee of the Company. Although Mr. Comen is expected to make significant contributions to our business, we do not regard him to be an executive officer because he reports to Gary Knight, who heads our sales function.

     Name                        Age                      Position
    -----------------------     -----   -----------------------------------------------------
    Kevin P. Knight              47     Chairman of the Board and Chief Executive Officer

    Timothy M. Kohl              56     President and Secretary

    Gary J. Knight               52     Vice Chairman of the Board

    Keith T. Knight              49     Executive Vice President

    David A. Jackson             28     Chief Financial Officer

    Casey Comen                  50     Executive Vice President of Sales

     Keith T. Knight has served as our Executive Vice President since 1993, and has been an officer of the Company since 1990. He has served as a director of the Company since 1990. From 1977 until 1990, Mr. Knight was employed by Swift, where he was a Vice President and Manager of Swift's Los Angeles terminal.

     David A. Jackson joined us in April 2000. He has served as our Chief Financial Officer since January 2004. Prior to his appointment as Chief Financial Officer, Mr. Jackson served as our Corporate Purchasing Manager from April 2000 until July 2002, and as the Owner Operator Program Director from July 2002 until January 2004. Mr. Jackson graduated from Arizona State University in 2000 with a degree in Global Business with a Specialization in Finance.

     Casey Comen has served as our Executive Vice President of Sales since March 2004. Prior to joining the Company, Mr. Comen was employed by Swift, where he most recently served as the Vice President of Sales and Marketing from 1997 through January 2004.

     See  "Proposal  No.  1 -  Election  of Class  III  Directors,"  above,  for
information   concerning  the  business  experience  of  Kevin  P.  Knight.  See
"Continuing Directors," above, for information concerning the business experience of Timothy M. Kohl and Gary J. Knight.

                                 Code of Ethics

     The Board of Directors has adopted a Code of Ethical Conduct that applies to all directors, officers, and employees of the Company. In addition, the Company maintains a Policy Governing Responsibilities of Financial Managers and Senior Officers (the "Financial Responsibilities Policy") that applies to our senior executive officers (Executive Vice President or above), Chief Financial Officer, Controller, and any other employees who are responsible for the management of the Company's funds or for the operation and maintenance of the Company's financial accounting and reporting system. The Code of Ethical Conduct and Financial Responsibilities Policy include provisions applicable to the Company's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, that constitute a "code of ethics" within the meaning of Item 406(b) of Regulation S-K. Copies of the Code of Ethical Conduct and Financial Responsibilities Policy are available to shareholders on the Company's website, located at http://www.knighttrans.com.

                Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and the Nasdaq Stock Market reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such reports furnished to the Company, or written representations that no other reports were required, we believe that during the 2003 fiscal year, all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% beneficial owners were complied with, except that: (i) G.D. Madden did not timely report on Form 4 his receipt of shares of Common Stock in lieu of director fees in February 2003 and a grant of stock options in June 2003; (ii) Mark Scudder did not timely report on Form 4 his receipt of shares of Common Stock in lieu of director fees in February 2003, and (iii) Michael Garnreiter did not timely file a Form 3 following his appointment as a director in September 2003. All such transactions have been reported in subsequent filings. In addition, during 2003 each of Messrs. Madden and Scudder filed two late Forms 5 to report his receipt of shares of Common Stock in lieu of director fees in the years ended December 31, 2000 and 2002. Copies of Section 16(a) forms that our directors and executive officers file with the SEC are accessible through our website at http://www.knighttrans.com.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information concerning the annual and long-term compensation for services rendered in all capacities to the Company during each of the three fiscal years ended December 31, 2003, 2002, and 2001, of those persons who were, at December 31, 2003, (i) our Chief Executive Officer and (ii) our three other most highly compensated executive officers with an aggregate annual salary and bonus exceeding $100,000 for the fiscal year ended December 31, 2003 (collectively, the "Named Executive Officers").

                                                                                   Long-Term Compensation
                                                                           ---------------------------------------
                                       Annual Compensation                           Awards              Payouts
                        -------------------------------------------------  -------------------------   -----------
                                                                            Restricted    Securities
                                                           Other Annual       Stock       Underlying      LTIP          All Other
 Name and                          Salary       Bonus      Compensation      Award(s)      Options/      Payouts    Compensation(1)
 Principal Position     Year        ($)          ($)           ($)             ($)         SARs (#)        ($)            ($)
 ---------------------  ----      -------     -------      ------------     ----------    ----------   ------------ ----------------
 Kevin P. Knight,       2003      308,249      78,000           --              --            --           --               625
 Chairman and           2002      265,000        --             --              --            --           --             1,785
 Chief Executive        2001      265,000        --             --              --            --           --             1,725
 Officer

 Gary J. Knight,        2003      279,422      58,000           --              --            --           --               625
 President(2)           2002      265,000        --             --              --            --           --             2,365
                        2001      265,000        --             --              --            --           --             2,840

 Keith T. Knight,       2003      273,647      56,000           --              --            --           --               625
 Executive Vice         2002      265,000        --             --              --            --           --             1,965
 President              2001      265,000        --             --              --            --           --             1,665

 Timothy M. Kohl,       2003      187,320      50,000           --              --          10,000         --             1,210
 Chief Financial        2002      140,310      25,000           --              --          12,500         --             1,462
 Officer and            2001      136,067      20,000           --              --          22,500         --             1,130
 Secretary(3)

--------------------
(1) In 2003, 2002, and 2001, compensation included in the category of "All Other Compensation" for each of the Named Executive Officers includes Company contributions in the amount of $625, for each year, to the Knight Transportation, Inc. 401(k) Plan. The balance of the compensation included in "All Other Compensation" for 2002 and 2001 for each of the Knights represents the annual economic benefit derived from $2,000,000 split-dollar life insurance policies maintained for each of the Knights. In connection with the enactment of Section 402 of the Sarbanes-Oxley Act of 2002, the Company ceased making premium payments under these insurance policies as of July 30, 2002. The balance of the compensation included in "All Other Compensation" for Mr. Kohl represents the annual economic benefit derived from a $1,000,000 key man life insurance policy under which the Company and Mr. Kohl's spouse are each 50% beneficiaries.
(2) Gary J. Knight was appointed as Vice Chairman of the Board of Directors of the Company, and ceased serving as President, effective as of January 1, 2004.
(3) Timothy M. Kohl was appointed as President of the Company, and ceased serving as Chief Financial Officer, effective as of January 1, 2004.

Options/SAR Grants in Last Fiscal Year

     The following table sets forth stock options granted to Named Executive Officers in the fiscal year ended December 31, 2003:

                                                                                                   Potential Realizable Value At
                                                                                                   Assumed Annual Rates of Stock
                                                  Individual Grants                              Price Appreciation for Option Term
                       ----------------------------------------------------------------------   -----------------------------------
                         Number of      Percentage
                        Securities       of Total                        Market
                        Underlying     Options/SARs                     Price At
                        Option/SARs     Granted to     Exercise or      Dates of
                         Granted       Employees in     Base Price       Grant      Expiration        5%                  10%
Name                        (#)         Fiscal Year     ($/Share)      ($/Share)       Date           ($)                 ($)
--------------------   ------------   -------------   ------------   ------------   ----------      -------             -------
Timothy M. Kohl          10,000(1)         3.2%           24.83          24.83       5/20/13        156,100             395,500

---------------------------------
(1) The option is exercisable with respect to one-third of the shares covered thereby on May 20, 2006, exercisable with respect to two-thirds of the shares covered thereby on May 20, 2007, and fully exercisable on May 20, 2008.

     Except as set forth above,  no stock options or stock  appreciation  rights
(SARs) were granted during the 2003 fiscal year to any of the Named Executive Officers.

Aggregated Options/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option /SAR Value Table

     The table below sets forth information with respect to the exercise of stock options during the fiscal year ended December 31, 2003 by the Named Executive Officers. The number of options and the option exercise prices reflect:

     o a 3-for-2 stock split treated as a dividend, effected on June 1, 2001, of one share of Common Stock for every two shares of Common Stock outstanding; and

     o a 3-for-2 stock split treated as a dividend, effected on December 28, 2001, of one share of Common Stock for every two shares of Common Stock outstanding.

                                                              Number of Securities         Value of Unexercised In-the-
                                                             Underlying Unexercised             Money Options/SARs
                                                                 Options/SARs                   at Fiscal Year-End
                                                               at Fiscal Year-End                       ($)
                                                        --------------------------------  --------------------------------
                           Shares
                         Acquired on       Value
                          Exercise        Realized
Name                       (#)(1)          ($)(2)       Exercisable(3)  Unexercisable(4)  Exercisable(5)  Unexercisable(5)
---------------------    -----------      --------      --------------  ----------------  --------------  ----------------
Kevin P. Knight               --             --              --              --                 --               --

Gary J. Knight                --             --              --              --                 --               --

Keith T. Knight               --             --              --              --                 --               --

Timothy M. Kohl             7,125         110,028          15,000          68,250             283,376          865,564

--------------------------
(1) Represents shares of Common Stock acquired pursuant to the exercise of stock options. The exercise price for such options was $6.89 per share.

(2)  Based on the actual sales price of $22.33 per share on April 21, 2003.

(3) Includes (i) options to purchase 4,500 shares at an exercise price of $7.56 per share granted to Mr. Kohl in March 1999 and (ii) options to purchase 10,500 shares at an exercise price of $6.42 per share granted to Mr. Kohl in October 2000.

(4) Includes (i) options to purchase 2,250 shares at an exercise price of $7.56 per share granted to Mr. Kohl in March 1999 that vest in March 2004, (ii) options to purchase 21,000 shares at an exercise price of $6.42 per share granted to Mr. Kohl in October 2000 that vest one-half in October 2004 and one-half in October 2005, (iii) options to purchase 22,500 shares at an exercise price of $11.00 per share granted to Mr. Kohl in September 2001 that vest in annual, one-third increments beginning in September 2004, (iv) options to purchase 12,500 shares at an exercise price of $19.00 per share granted to Mr. Kohl in June 2002 that vest in annual, one-third increments beginning in June 2005, and (v) options to purchase 10,000 shares at an exercise price of $24.83 per share granted to Mr. Kohl in June 2003 that vest in annual, one-third increments beginning in May 2006.

(5) Based on the $25.65 last reported sale price of the Common Stock on the Nasdaq National Market on December 31, 2003.

Employment Agreements

     We  currently  do  not  have  any  employment  contracts,   severance,   or
change-of-control agreements with any of our Named Executive Officers.

     Upon Randy Knight's retirement as Chairman in 1999, we entered into a consulting agreement with Mr. Knight. The consulting agreement provides for our payment to Mr. Knight of annual consulting fee of $50,000, and is terminable at any time by either party. Mr. Knight presently provides consulting services under the agreement through a limited liability company that he controls.

Stock Option Plan

     At the 2003 Annual Meeting, our shareholders approved the 2003 Stock Option Plan (the "2003 Plan"). The 2003 Plan replaced our prior stock plan, and is designed to enable directors, officers and certain key and critical line employees of the Company, including drivers and other employees, to participate in the ownership of the Company. The 2003 Plan is administered by the Compensation Committee, and permits the grant of incentive and non-qualified stock options, as well as restricted stock awards. In authorizing option grants under the 2003 Plan, the Compensation Committee has sought to align the interests of employees with our shareholders and has sought to make stock grants to those key employees and operating personnel whose performance is important to our success. One million shares of Common Stock were originally reserved for issuance under the 2003 plan. As of March 22, 2004, there were 662,025 shares of our Common Stock subject to outstanding option grants under the 2003 Plan, and 337,975 shares of Common Stock were available for future grants. Although Kevin, Gary, and Keith Knight are eligible to receive option grants or restricted stock under the 2003 Plan, in the past our Compensation Committee has not made stock option grants or restricted stock awards to these individuals, due primarily to their substantial Common Stock holdings. At March 22, 2004, of the total number of shares covered by outstanding options under the 2003 Plan and our prior stock option plans, 94.5% are issuable to employees and only 5.5% are issuable to executive officers and directors.

401(k) Plan

     We also sponsor a 401(k) Plan (the "401(k) Plan"). The 401(k) Plan is a profit sharing plan that permits voluntary employee contributions on a pre-tax basis under section 401(k) of the Internal Revenue Code. Under the 401(k) Plan, a participant may elect to defer a portion of his compensation and have us contribute a portion of his compensation to the 401(k) Plan. We make a discretionary matching contribution. For fiscal 2003, our maximum contribution was $625 per participant. The 401(k) Plan's assets are held and managed by an independent trustee. Under the 401(k) Plan, eligible employees have the right to direct the investment of employee and employer contributions among several mutual funds. The 401(k) Plan also allows its participants to direct the trustee to purchase shares of our Common Stock on the open market up to a maximum of 20% of their 401(k) Plan account balance. Our senior executives and certain other key employees are not permitted to participate in the 401(k) Plan feature that allows them to purchase our Common Stock in their 401(k) Plan accounts.

     Amounts we contribute for a participant vest over five years and are held in trust until distributed pursuant to the terms of the 401(k) Plan. An employee is eligible to participate in the 401(k) Plan if he has attained age 19 and completed 1,000 hours of service within a 12 month period. Distributions from participant accounts are not permitted before age 59-1/2, except in the event of death, disability, separation from service, or certain financial hardships.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee is comprised of Mark Scudder and G.D. Madden, with Mr. Scudder serving as Chairman. Neither member of the Compensation Committee is or has been an officer or employee of the Company. Mr. Scudder is a principal of Scudder Law Firm, which provided legal services to the Company in 2003 and which will provide such services in 2004. The amount of fees paid to Scudder Law Firm by the Company did not exceed 5% of Scudder Law Firm's gross revenues for the year ended

December 31, 2003. There are no interlocking relationships between the executive officers and directors of the Company and other entities that might affect the compensation of the Company's executive officers. See "Certain Relationships and Related Transactions," below, for a description of certain transactions between us and our other directors, executive officers, or their affiliates, and "Corporate Governance - The Board of Directors and Its Committees - Director Compensation," above, for a description of compensation of the members of the Compensation Committee.

Compensation Committee Report on Executive Compensation

     The Compensation Committee Report on Executive Compensation and the Performance Graph that follow shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report or graph by specific reference.

     The Compensation Committee of the Board of Directors has furnished the following Report on Executive Compensation:

             Compensation Committee Report on Executive Compensation

          The Compensation Committee annually reviews the compensation of the Company's executive officers and makes recommendations regarding such compensation to the Board of Directors. The compensation program for the Company's executive officers is administered in accordance with a pay-for-performance philosophy to link executive compensation with the values, objectives, business strategy, management incentives, and financial performance of the Company.

          In May 2003, the Compensation Committee recommended a salary increase for each of the Company's senior executive officers pursuant to which Kevin
     P. Knight's base salary increased from $265,000 to $340,000, Gary J. Knight's base salary increased from $265,000 to $290,000, Keith T. Knight's salary increased from $265,000 to $280,000, and Timothy M. Kohl's base salary increased from approximately $170,000 to $200,000. Additionally, the Committee recommended the establishment of a cash bonus program under which each of the foregoing senior executive officers would be eligible to receive a maximum cash bonus for fiscal 2003 equal to 30% of his new base salary. One-third of each senior executive's maximum bonus amount would be based upon each of the following:

          o    earnings per share growth of at least 10% versus fiscal 2002;

          o a reduction in accounts receivable days sales outstanding (DSO) to a specified target for the fourth quarter of 2003; and

          o in the Committee's discretion based on its evaluation of the overall performance of the executive.

     The Compensation Committee determined that the first objective performance criterion was met, that the second objective criterion was not met, and that each senior executive's individual performance merited a full award under the subjective component of the bonus program. With regard to the subjective component, the Committee considered numerous factors, including, but not limited to, the successful opening of two new operations centers, strong revenue and earnings per share growth, and better than anticipated operating margins. Consequently, the Committee recommended the award of cash bonuses for fiscal 2003 under the plan to the senior executive officers in the following amounts: Kevin Knight - $68,000; Gary Knight - $58,000; Keith Knight - $56,000; and Timothy Kohl - $40,000. The Committee also recommended that Kevin Knight and Timothy Kohl each be awarded an additional, discretionary cash bonus in the amount of $10,000 for their contributions to the Company's fiscal 2003 financial performance.

          Because the most senior executive officers of the Company each have substantial holdings of the Company's Common Stock or stock options, corporate performance directly affects these executive officers. The Committee believes that stock ownership by the Company's most senior executive officers aligns the interests of management with the interests of shareholders in the enhancing of shareholder value. With the exception of Mr. Kohl, who receives an annual stock option grant, the Company's senior executive officers historically have not received stock-based awards. With respect to Mr. Kohl and other executive officers without substantial holdings of the Company's Common Stock, the objectives of the Company's compensation program are to align, through the grant of stock options, executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return. The Company's stock option program is intended to enable executives to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. The Committee believes that the 2003 Plan is an effective tool for accomplishing this objective.

          In reviewing and making recommendations with regard to the base salaries and other compensation of executive officers for 2003, including the compensation of the Company's Chief Executive Officer, the Compensation Committee reviewed and considered: (i) compensation information disclosed by similarly-sized publicly held truckload motor carriers; (ii) the financial performance of the Company, as well as the role and contribution of particular executive with respect to such performance; (iii) non-financial performance related to the individual executive's contributions; and (iv) the particular executive's stock holdings.

          The Compensation Committee believes that the annual salaries and other compensation of the Company's Chief Executive Officer and other executive officers are reasonable compared to similarly situated executives of other truckload motor carriers.

                                                Mark Scudder, Chairman
                                                G. D. Madden, Member

                                                February 10, 2004

                             STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return of the Company's Common Stock with the cumulative total shareholder return of the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Trucking & Transportation Stocks commencing December 31, 1998, and ending December 31, 2003.


                      [GRAPH APPEARS HERE IN PRINTED FORM]







-------------------------------------------------------------------------------------------------------------------------
                                                         Legend
Symbol          CRSP Total Returns Index for:            12/1998    12/1999    12/2000    12/2001    12/2002    12/2003
------          -----------------------------            -------    -------    -------    -------    -------    -------
_____________   Knight Transportation, Inc.               100.0      64.2       72.1       158.3      177.0      216.3

- - - - - -     Nasdaq Stock Market (U.S. Companies)      100.0      185.4      111.8      88.8       61.4       91.8

-------------   Nasdaq Trucking & Transportation Stocks   100.0      95.3       86.6       102.4      104.3      149.4
                SIC 3700-3799, 4200-4299, 4400-4599, 4700-4799 U.S. and Foreign

Notes:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 12/31/1998.
-------------------------------------------------------------------------------------------------------------------------

Prepared by CRSP (http://www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved.

The stock performance graph assumes $100 was invested on December 31, 1998. There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future stock performance. The CRSP Index for Nasdaq Trucking & Transportation Stocks includes all publicly held truckload motor carriers traded on the Nasdaq Stock Market, as well as all Nasdaq companies within the Standard Industrial Code Classifications 3700-3799, 4200-4299, 4400-4599, and 4700-4799 US & Foreign.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth, as of March 22, 2004, the number and percentage of outstanding shares of our Common Stock beneficially owned by each person known by us to beneficially own more than 5% of such stock, by each director and Named Executive Officer of the Company, and by all directors and executive officers of the Company as a group. Share numbers and other information for Wasatch Advisors, Inc. ("Wasatch") included in the table and notes below are as of December 31, 2002, and solely based upon a Schedule 13G/A filed with the SEC on February 18, 2004. Share numbers and other information for
T. Rowe Price Associates, Inc. ("T. Rowe Price") included in the table and notes below are as of December 31, 2002, and solely based upon a Schedule 13G filed with the SEC on February 9, 2004. According to the Company's transfer agent, the Company had outstanding 37,520,187 shares of Common Stock as of March 22, 2004.

                                                                     Amount and Nature of
Name and Address of Beneficial Owner(1)                             Beneficial Ownership(2)     Percent of Class(2)
-----------------------------------------------------------------  ------------------------    --------------------
Kevin P. Knight(3)                                                            3,273,864                   8.7%
Gary J. Knight(4)                                                             3,535,209                   9.4%
Keith T. Knight(5)                                                            3,299,440                   8.8%
Randy Knight(6)                                                               2,951,045                   7.9%
Timothy M. Kohl(7)                                                               26,568                      *
Donald A. Bliss(8)                                                               13,816                      *
G.D. Madden(9)                                                                   13,755                      *
Matt Salmon(10)                                                                   6,125                      *
Mark Scudder(11)                                                                  4,079                      *
Michael Garnreiter(12)                                                            2,623                      *
Wasatch Advisors, Inc. (13)                                                   2,224,848                   5.9%
T. Rowe Price Associates, Inc. (14)                                           2,006,200                   5.4%

All directors and executive officers as a group (11 persons)(15)             13,127,274                  35.0%

---------------------
* Represents less than 1.0% of the outstanding Common Stock.

(1) The address of each Named Executive Officer and director is 5601 West Buckeye Road, Phoenix, Arizona 85043. The address of Wasatch is 150 Social Hall Avenue, Salt Lake City, Utah 84111. The address of T. Rowe Price is 100 E. Pratt Street, Baltimore, Maryland 21202.

(2) In accordance with applicable rules under the Securities Exchange Act of 1934, as amended, the number of shares indicated as beneficially owned by a person includes shares of Common Stock underlying options that are currently exercisable or will be exercisable within 60 days from March 22, 2004. Shares of Common Stock underlying stock options that are currently exercisable or will be exercisable within 60 days from March 22, 2004, are deemed to be outstanding for purposes of computing the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(3) Includes: (a) 2,979,975 shares held directly by Kevin P. Knight; (b) 256,402 shares beneficially owned by Kevin P. Knight over which he and his wife, Sydney Knight, exercise sole voting and investment power pursuant to a revocable living trust; (c) 20,000 shares beneficially owned by Kevin P. Knight held by an entity which he controls; (d) 15,800 shares held by Kevin
     P. and Sydney B. Knight Family Foundation over which Kevin P. Knight and his wife, Sydney Knight, as officers of the Foundation, exercise sole voting and investment power on behalf of the Foundation; and (e) 1,687 shares owned by a minor child who shares the same household.

(4) Includes: (a) 3,530,146 shares beneficially owned by Gary J. Knight over which he exercises sole voting and investment power as a trustee under a revocable trust agreement; and (b) 5,063 shares owned by minor children who share the same household.

(5) Includes: (a) 3,294,377 shares beneficially owned by Keith T. Knight over which he and his wife, Fawna Knight, exercise sole voting and investment power as trustees under a revocable trust agreement; and (b) 5,063 shares owned by minor children who share the same household.

(6) Includes: (a) 2,205,332 shares beneficially owned by Randy Knight over which he exercises sole voting and investment power as a trustee under a revocable trust agreement; (b) 734,891 shares held by a limited liability company for which Mr. Knight acts as manager and whose members include Mr. Knight and trusts for the benefit of his four children; (c) 9,222 shares owned by a child who shares the same household and over which Mr. Knight exercises voting power; and (d) 1,600 shares held by Mr. Knight and his mother as joint tenants with right of survivorship.

(7) Includes: (a) 9,318 shares held directly by Timothy M. Kohl; and (b) 17,250 shares covered by stock options granted to Mr. Kohl that are currently exercisable or that will become exercisable within 60 days.

(8) Includes: (a) 12,316 shares beneficially owned by Donald A. Bliss over which he exercises sole voting and investment powers under a revocable trust agreement; and (b) 1,500 shares covered by stock options granted to Mr. Bliss that are currently exercisable or that will become exercisable within 60 days.

(9) Includes: (a) 3,817 shares held directly by G.D. Madden; and (b) 9,938 shares covered by stock options granted to Mr. Madden that are currently exercisable or that will become exercisable within 60 days.

(10) Includes 6,125 shares covered by stock options granted to Mr. Salmon that are currently exercisable or that will become exercisable within 60 days.

(11) Includes; (a) 2,579 shares held directly by Mark Scudder; and (b) 1,500 shares covered by stock options granted to Mr. Scudder that are currently exercisable or that will become exercisable within 60 days.

(12) Includes: (a) 123 shares held directly by Michael Garnreiter; and (b) 2,500 shares covered by stock options granted to Mr. Garnreiter that are currently exercisable or that will become exercisable within 60 days.

(13) Wasatch has sole voting power and sole dispositive power over 2,224,848 shares. It has shared voting power and shared dispositive power over no shares.

(14) T. Rowe Price has sole voting power over 318,400 shares and sole dispositive power over 2,006,200 shares. It has shared voting power and shared dispositive power over no shares.

(15) The only current executive officer of the Company, other than the Named Executive Officers, is David A. Jackson, our Chief Financial Officer. The information included in the calculation security ownership of all directors and executive officers as a group includes 750 shares covered by stock options granted to Mr. Jackson that are currently exercisable or that will become exercisable within 60 days.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have adopted a policy that transactions with affiliated persons or entities will be on terms no less favorable to us than those that could be obtained from unaffiliated third parties on an arm's length basis, and that any such transaction must be reviewed and approved by our Audit Committee or another committee of the Board comprised entirely of directors who are independent under NASD Rule 4200(a)(15).

Lease of Property from Affiliate

     Our headquarters and principal place of business is located at 5601 West Buckeye Road, Phoenix, Arizona, on approximately 65 acres, approximately 57 of which are owned by the Company and 8 of which are leased from Randy Knight, a director and principal shareholder of the Company. The property we lease from Randy Knight includes terminal and operating facilities.

     In March 1999, we exercised our option to extend our lease with Randy Knight for five (5) years, until April 30, 2004. We have an additional option to extend the lease term for an additional five (5) years. The current monthly base rent under the lease is $6,900. Under the lease, base rent increases by 3% on the first day of each option term, and the third anniversary of the commencement date of each option term. In addition to base rent, the lease requires us to pay our share of all expenses, utilities, taxes and other charges. The lease provides that Total Warehousing, a commercial warehousing and local transportation business in which Randy Knight holds a significant ownership interest, is permitted to jointly occupy and use a portion of the leased premises. We have granted Randy Knight access and utility easements over our owned and leased properties. The purchase and lease agreements we have entered with Randy Knight include cross-indemnities relating to liabilities and expenses arising from the use and occupancy of the property by the parties to the agreements.

     We made total payments under this lease of approximately $83,000 to, or on behalf of, Mr. Knight and Total Warehousing during 2003.

Investments in Affiliates

     We periodically examine investment opportunities in areas related to the truckload carrier business. Our investment strategy is to add to shareholder value by investing in industry-related businesses that will assist us in strengthening our overall position in the transportation industry, minimize our exposure to start-up risk, and provide us with an opportunity to realize a substantial return on our investment.

     Concentrek. In April 1999, we invested $200,000 to acquire a 17% equity interest in Concentrek, Inc. ("Concentrek"), formerly known as KNGT Logistics, Inc., with the intent of investing in the non-asset transportation business. Kevin Knight, Gary Knight, Keith Knight, and Randy Knight also are investors in Concentrek, and collectively hold approximately 43% of Concentrek's issued and outstanding stock. Our investment in Concentrek was approved by a majority of our Outside Directors. We hold non-voting Class A Preferred Stock in Concentrek, which is preferred in the event of liquidation, dissolution, sale or merger and with respect to the payment of dividends over all other classes of stock, including the stock held by members of the Knight family. The Class A Preferred Stock has preferential rights in the event that Concentrek issues additional shares of stock under certain circumstances, and limited voting rights with respect to any merger, consolidation, sale of substantially all of Concentrek's assets, and certain other major corporate events.

     We have made loans to Concentrek to fund a portion of its start-up costs. These loans are evidenced by two promissory notes having an outstanding principal amount of approximately $2.0 million at December 31, 2003. The first note, which is convertible into Concentrek's Class A Preferred Stock, evidences a loan of $824,500 by the Company through an affiliated limited liability company. The second note evidences a loan by the Company directly to Concentrek. At December 31, 2003, approximately $1.2 million was outstanding on the second note. The two notes are on parity with one another and secured by a first priority lien on Concentrek's assets. Kevin Knight, Gary Knight, Keith Knight, and Randy Knight, along with other unrelated Concentrek shareholders, have personally guaranteed repayment of the second note. Through the same limited liability company utilized by the Company in connection with the first note described above, Kevin, Gary, Keith and Randy Knight also have made loans to Concentrek to fund start-up costs. At December 31, 2003, the aggregate amount outstanding on these loans by the Knights was approximately $4.0 million. Both of the notes representing the Company's loans have priority over the loans made by the Knights. As such, we believe our investment has been structured to limit our exposure to Concentrek start-up losses and business risk.

     Knight Flight. In November 2000, we acquired a 19% interest in Knight Flight Services, LLC ("Knight Flight"), which acquired and operates a Cessna Citation 560 XL jet aircraft. The aircraft is leased to Pinnacle Air Charter, L.L.C., an unaffiliated entity, which leases the aircraft on behalf of Knight Flight. The cost of the aircraft to Knight Flight was $8.9 million. We invested $1.7 million in Knight Flight to assure access to charter air services for the Company. In 2003, we recorded a $330,000 reduction in the carrying value of this investment to more closely reflect the fair value of the aircraft. We have a priority use right for the aircraft and are not obligated to make additional capital contributions to Knight Flight. The remaining 81% interest in Knight Flight is owned by Kevin, Gary, Keith, and Randy Knight, who have personally guaranteed the balance of the purchase price (including debt incurred to finance the acquisition of the aircraft) and agreed to contribute any capital required to meet any cash short falls. Under the Knight Flight Operating Agreement, losses are allocated first to Kevin Knight, Gary Knight, Keith Knight and Randy Knight. The acquisition of our interest in Knight Flight was approved by a disinterested majority of our Board of Directors. We believe that our interest in Knight Flight allows us to obtain any access to needed charter air services for Company business at prices equal to or less than is available from unrelated charter companies. Knight Flight also makes the aircraft available for charter to third parties through a licensed aircraft charter company. During 2003, we paid approximately $404,000 to Knight Flight for travel services for our employees.

Other Transactions with Affiliates

     Upon Randy Knight's retirement as Chairman in 1999, we entered into a consulting agreement with Mr. Knight. The consulting agreement provides for our payment to Mr. Knight of annual consulting fee of $50,000, and is terminable at any time by either party. Mr. Knight presently provides consulting services under the agreement through a limited liability company that he controls. During the year ended December 31, 2003 we made payments of $50,000 to this limited liability company pursuant to the consulting agreement.

     The Knight family has been involved in the transportation business for a number of years and members of the families of Kevin Knight, Gary Knight, Keith Knight and Randy Knight have been employed by us since our inception and are employed on the same terms and conditions as non-related employees. During 2003, we employed and compensated in excess of $60,000 in total compensation seven individuals who are related to our principal shareholders and senior executive officers. The aggregate total compensation paid to these seven individuals in 2003 was $594,481.

     See "Executive Compensation - Compensation Committee Interlocks and Insider Participation," above, for a description of transactions between us and members of our Compensation Committee or their affiliates.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The principal independent public accounting firm utilized by the Company during fiscal 2003 was KPMG LLP, independent certified public accountants ("KPMG"). KPMG was engaged by the Company in that capacity from April 2002 until its resignation in March 2004. On April 12, 2004, our Audit Committee approved the engagement of Deloitte & Touche LLP ("Deloitte & Touche") as the Company's principal independent accounting firm for fiscal 2004. A representative of Deloitte & Touche is expected to be present at the Annual Meeting and to be available to respond to appropriate questions, and such representative will have an opportunity to make a statement at the Annual Meeting if he or she desires to do so. No representative of KPMG is expected to be present at the Annual Meeting.

Change in Independent Public Accountants in 2004

     As previously reported in our Current Report on Form 8-K filed with the SEC on March 23, 2004, on March 16, 2004, KPMG resigned as our principal independent public accountant. The resignation related to an inability of KPMG and the Audit Committee of the Company's Board of Directors to reach an agreement on audit and related fees for fiscal 2004.

     The report issued by KPMG in connection with our financial statements for each of its two most recent fiscal years ended December 31, 2003, and December 31, 2002, respectively, did not contain an adverse opinion or a disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope, or accounting principles, except the fiscal 2003 audit report of KPMG contained the following explanatory paragraph:

          The consolidated financial statements of Knight Transportation, Inc. and subsidiaries as of December 31, 2001 and for the year then ended were audited by other auditors who have ceased operations. As described in Note 1, these consolidated financial statements have been revised to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, which was adopted by the Company as of January 1, 2002. In our opinion, the disclosures for 2001 in Note 1 are appropriate. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements of Knight Transportation, Inc. and subsidiaries other than with respect to such disclosures and, accordingly, we do not express an opinion or any other form of assurance on the 2001 consolidated financial statements taken as a whole.

     During our two most recent fiscal years ended December 31, 2003, and December 31, 2002, and the subsequent interim period preceding KPMG's resignation on March 16, 2004, there was no disagreement with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG, would have caused KPMG to make a reference to the subject matter of such disagreement in connection with its reports, and there occurred no "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K.

     We have provided KPMG with a copy of the foregoing statements. A copy of KPMG's letter to the SEC, dated March 23, 2004, stating its agreement with such statements was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on March 23, 2004.

     As previously reported in our Current Report on Form 8-K filed with the SEC on April 12, 2004, on that date the Audit Committee approved the engagement of Deloitte & Touche as the our principal independent public accountants for fiscal 2004. During our two most recent fiscal years ended December 31, 2003 and December 31, 2002, and the subsequent interim period through the date of our engagement of Deloitte &

Touche, neither us nor anyone on our behalf consulted with Deloitte & Touche regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Change in Independent Public Accountants in 2002

     As previously reported in our Current Report on Form 8-K filed with the SEC on May 3, 2002, on April 29, 2002, we dismissed Arthur Andersen LLP ("Arthur Andersen") as our independent public accountant, and engaged KPMG to replace Arthur Andersen. These actions were approved by our Board of Directors upon the recommendation of our Audit Committee. KPMG audited the consolidated financial statements of the Company for the year ending December 31, 2002.

     The reports issued by Arthur Andersen in connection with our financial statements for the fiscal years ended December 31, 2001, and December 31, 2000, respectively, did not contain an adverse opinion or disclaimer of opinion, nor were these reports qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the two fiscal years ended December 31, 2001, and December 31, 2000, and the subsequent interim periods through the date of Arthur Andersen's dismissal, there were no disagreements between us and Arthur Andersen, as defined in Item 304 of Regulation S-K, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused Arthur Andersen to make reference to the subject matter of the disagreements in connection with its reports, and there occurred no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K.

     We have provided Arthur Andersen with a copy of the foregoing statements. A copy of Arthur Andersen's letter to the SEC, dated May 3, 2002, stating its agreement with such statements was filed as Exhibit 16 to our Current Report on Form 8-K filed with the SEC on May 3, 2002.

     During the two fiscal years ended December 31, 2001 and 2000, through the date of Arthur Andersen's dismissal, neither us nor anyone on our behalf consulted with KPMG regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Principal Accounting Fees and Services

     The following table shows the fees for professional services provided by KPMG and Arthur Andersen for the audit of our annual financial statements for each of the fiscal years ended December 31, 2003 and 2002, and the review of financial statements included in our quarterly reports on Form 10-Q during those periods, as well as fees billed by KPMG and Arthur Andersen for other services rendered during those periods:

                                   Fiscal 2003                                 Fiscal 2002
                               -------------------   ------------------------------------------------------------------
                                       KPMG                    KPMG          Arthur Andersen(1)             Total
                               -------------------   --------------------  ---------------------  ---------------------
Audit Fees(2)                  $        108,700      $            104,009  $              18,131  $           122,140
Audit-Related Fees(3)                        --                        --                     --                   --
Tax Fees(4)                    $        302,707      $            331,316                     --  $           331,316
All Other Fees(5)                            --                        --                     --                   --

-------------
(1) All amounts are for services provided prior to Arthur Andersen's dismissal on April 29, 2002.

(2) Audit Fees represent fees billed for professional services rendered by the principal independent public accountant for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q, or services that are normally provided by such accountant in connection with statutory or regulatory filings or engagements for those fiscal years.

(3) Audit-Related Fees represent fees billed for assurance and related services by the principal independent public accountant that are reasonably related to the performance of the audit or review of financial statements. For fiscal 2003 and 2002, we were not billed for any Audit-Related Fees.

(4) Tax Fees represent fees billed for professional services rendered by the principal independent accountant for tax compliance, tax advice, and tax planning. For each of fiscal 2003 and 2002, Tax Fees were comprised of fees in respect of advice and the preparation of an opinion letter in connection with a technology investment, state tax advice and planning services, and advice in connection with the establishment of an insurance subsidiary.

(5) All Other Fees represent fees billed for products and services provided by the principal independent public accountant, other than Audit Fees, Audit-Related Fees, and Tax Fees. For fiscal 2003 and 2002, we were not billed for any Other Fees.

     Since July 30, 2002, our Audit Committee has maintained a policy pursuant to which it pre-approves all audit, audit-related, tax, and other permissible non-audit services provided by our principal independent accountant in order to assure that the provision of such services is compatible with maintaining the accountant's independence. Under this policy, the Audit Committee pre-approves, on an annual basis, specific types or categories of engagements constituting audit, audit-related, tax, or other permissible non-audit services to be provided by the principal independent public accountant. Pre-approval of an engagement for a specific type or category of services generally is provided for up to one year and typically is subject to a budget comprised of a range of anticipated fee amounts for the engagement. Management and the independent public accountant are required to periodically report to the Audit Committee regarding the extent of services provided by the principal independent accountant in accordance with the annual pre-approval, and the fees for the services performed to date. To the extent that management believes that a new service or the expansion of a current service provided by the principal independent accountant is necessary or desirable, such new or expanded services are presented to the Audit Committee for its review and approval prior to the engagement of the principal independent accountant to render such services. No audit-related, tax, or other non-audit services were approved by the Audit Committee pursuant to the de minimus exception to the pre-approval requirement under Rule 2-01, paragraph (c)(7)(i)(C), of Regulation S-X during the fiscal year ended December 31, 2003.

                              SHAREHOLDER PROPOSALS

     To be eligible for inclusion in the Company's proxy materials relating to the 2005 Annual Meeting of Shareholders, shareholder proposals intended to be presented at that meeting must be received in writing by the Company on or before December 15, 2004. The inclusion of any such shareholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, including Rule 14a-8.

     The Company must receive in writing any shareholder proposals intended to be considered at its 2005 Annual Meeting of Shareholders, but not included in the Company's proxy materials relating to that meeting, by February 28, 2005. Pursuant to Rule 14(a)-4(c)(1) under the Exchange Act, the proxy holders designated by an executed proxy in the form accompanying the Company's 2005 proxy statement will have discretionary authority to vote on any shareholder proposal that is considered at the Annual Meeting, but not received on or prior to the deadline described above.

     All shareholder proposals should be sent via certified mail, return receipt requested, and addressed to Timothy M. Kohl, Secretary, Knight Transportation, Inc., 5601 West Buckeye Road, Phoenix, Arizona 85043.

     See "Corporate Governance - The Board of Directors and Its Committees - Committees of the Board of Directors - The Nominating Committee," above, for information regarding how shareholders can recommend director candidates for consideration by the Nominating Committee.

                                  OTHER MATTERS

     The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matters are properly brought before the Annual Meeting or any adjournment thereof, the proxy holders named in the accompanying for of proxy will have discretionary authority to vote proxies on such matters in accordance with the recommendations of the Board of Directors, or, if no recommendations are given, in accordance with their judgment, unless the person executing any such proxy indicates that such authority is withheld.


                           Knight Transportation, Inc.

                           /s/ Kevin P. Knight
                           Kevin P. Knight
                           Chairman of the Board and Chief Executive Officer

                           April 14, 2004

                          KNIGHT TRANSPORTATION, INC.
                 5601 West Buckeye Road, Phoenix, Arizona 85043

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                   FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS

Friday, May 21, 2004, 10:00 a.m., Phoenix Time

By executing this Proxy, the shareholder constitutes and appoints the Chairman and Chief Executive Officer, Kevin P. Knight, and the President and Secretary, Timothy M. Kohl, and each of them, as proxies for the shareholder (or if only one proxy is present, that one shall have all power granted here), with full power of substitution, who may, and by a majority of such proxies, represent the shareholder and vote all shares of Common Stock which the shareholder is entitled to vote at the Annual Meeting of Shareholders of Knight Transportation, Inc. to be held on May 21, 2004, at 10:00 a.m., Phoenix Time, at the Arizona Biltmore, 2400 East Missouri, Phoenix, Arizona 85016, or at any adjournment thereof, on all matters described in the Notice and Proxy Statement for the Annual Meeting dated April 14, 2004, as set forth below. Cumulative voting will be applied in the election of directors. See the Proxy Statement furnished for an explanation of cumulative voting.

--------------------------------------------------------------------------------
                       Detach here from proxy voting card

As a Knight Transportation, Inc. shareholder, you can view your shareholder account on a secured internet web site.

By accessing Investor Service DirectSM at www.melloninvestor.com, you can view your account profile, stock detail, and historical Knight Transportation, Inc. stock price information. You can also change your address.

In addition, you can use this site to consent to future access of Knight's annual reports and proxy materials electronically via the internet.

Knight also provides access to shareholder information, including its annual report and proxy statement, through its web site at www.knighttrans.com.

                                                           Please mark
                                                           your votes as
                                                           indicated in
                                                           this example   [X]

     1.   Proposal No. 1: Election of Class III Directors

                             NOMINEES FOR DIRECTOR:

                               01-Kevin P. Knight
                               02-Randy Knight
                               03-Michael Garnreiter

     [ ]  VOTE for all Nominees listed above.

     [ ]  WITHHOLD authorization to vote for all Nominees listed above.

     [ ] WITHHOLD authorization to vote for any individual Nominee. Write the number of each Nominee(s) for whom authorization is withheld:____________________________________________________


          OR - If you wish to allocate your votes among director nominees using cumulative voting, indicate the number of votes you wish to cast for each director nominee, as shown below (the maximum number of votes you may allocate is the number of shares you own multiplied by the number of director nominees).

           Nominee                                           Shares Voted
          --------------------------------------------------------------

     [ ]  Kevin P. Knight---------------------------------    _______

     [ ]  Randy Knight -----------------------------------    _______

     [ ]  Michael Garnreiter -----------------------------    _______

     [ ] WITHHOLD authorization to vote for any individual Nominee. Write number the of each Nominee(s) for whom authorization is withheld:____________________________________________________

     2. Other Action. In their discretion, the proxies are also authorized to vote upon such matters as may properly come before the Annual Meeting or any adjournments thereof.


Signature*:       ____________________________________________

Printed Signature:____________________________________________

Title:            ____________________________________________

Signature:        ____________________________________________

Title:            ____________________________________________

DATED:            _________________, 2004

*  Signatures should conform to name in which you hold your shares.

Address Change?
Indicate changes here:

________________________________________
________________________________________

--------------------------------------------------------------------------------
                       Detach here from proxy voting card

The shareholder acknowledges receipt of the Notice and Proxy Statement dated April 14, 2004, grants authority to any of said proxies, or their substitutes, to act in the absence of others, with all the powers which the shareholder would possess if personally present at such meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the shareholder's name, place and stead.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KNIGHT TRANSPORTATION, INC., AND THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO CHOICE IS SPECIFIED BY YOU, THIS PROXY WILL BE VOTED FOR THE ELECTION OF NOMINEES NAMED IN PROPOSAL NO. 1.

Please mark, sign, date and return the Proxy Card promptly, using the enclosed envelope, which requires no postage when mailed in the United States.

Please sign above exactly as your name appears. When shares are held by joint tenants, both shall sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.